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                                                                     Exhibit 1.1

                              PRESTIGE BRANDS, INC.

                                  $210,000,000
                    9-1/4% Senior Subordinated Notes due 2012

                               Purchase Agreement

                                                                  March 30, 2004


Citigroup Global Markets Inc.
Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner &
        Smith Incorporated
As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

     Prestige Brands, Inc. (formerly known as Medtech Acquisition, Inc.), a corporation organized under the laws of the State of Delaware (the "COMPANY"), proposes to issue and sell to the several parties named in Schedule I hereto (the "INITIAL PURCHASERS"), for whom you (the "REPRESENTATIVES") are acting as representatives, $210,000,000 aggregate principal amount of its 9-1/4% Senior Subordinated Notes due 2012 (the "NOTES," and together with the Guarantees (as defined below), the "SECURITIES"). The Securities are to be issued under an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the "TRUSTEE"). The Securities will have the benefit of a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated as of the Closing Date, among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to register a new series of notes (the "EXCHANGE NOTES") and related guarantees (the "EXCHANGE GUARANTEES," and, together with the Exchange Notes, the "EXCHANGE SECURITIES") under the Act subject to the terms and conditions therein specified. The Notes will be unconditionally guaranteed (the "GUARANTEES") by Prestige Products Holdings, Inc. (formerly known as Medtech Acquisition Holdings, Inc.), the Company's direct parent company ("HOLDINGS"), Prestige Brands International, LLC (formerly known as New Intermediate LLC), Holdings' direct parent company ("PARENT"), by each of the entities set forth on Schedule II-A hereto (the "PRESTIGE GUARANTORS") and each of the entities set forth on Schedule II-B hereto (the "MEDTECH GUARANTORS," and together with the Parent, Holdings and the Prestige Guarantors, the "GUARANTORS"). To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context

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requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 18 hereof.

     Prestige Acquisition Holdings, LLC ("ACQUISITION COMPANY"), a Delaware limited liability company formed by the Company's equity sponsor, GTCR Golder Rauner ("GTCR"), Prestige MergerSub, Inc., Bonita Bay Holdings, Inc., a Virginia corporation ("BONITA BAY"), and the Shareholders' Representative signatory thereto, have entered into an agreement (the "ACQUISITION AGREEMENT"), dated as of February 10, 2004, pursuant to which Acquisition Company will acquire 100% of the outstanding capital stock of Prestige Brands International, Inc. (the "ACQUISITION"). In connection with the Acquisition and the offering of the Securities, the Company and the Guarantors will enter into new senior secured credit facilities in the amount of up to $515.0 million pursuant to a credit agreement among the Company, the Guarantors, Citicorp North America, Inc., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and Merrill Lynch Capital, a division of Merrill Lynch Business Services, Inc., as documentation agent (the "SENIOR CREDIT FACILITIES"). As described in the Final Memorandum (as defined below), the net proceeds from the offering of the Securities and borrowings under the Senior Credit Facilities will be used to fund the Acquisition, to repay outstanding indebtedness and to pay transaction fees and expenses incurred in connection therewith. The time of the consummation of the Acquisition shall be on the Closing Date (as defined in Section 3). The closing of the Acquisition and the entering into of the Senior Credit Facilities are each a condition to the closing of this offering. All references herein to the Company and the Guarantors and the other subsidiaries of the Parent and the Company include such entities as they will be constituted immediately following the consummation of the Acquisition.

     Notwithstanding any provision herein to the contrary, all representations, warranties, covenants and agreements herein of the Prestige Guarantors shall not be effective prior to the Closing Date and the parties hereto agree and acknowledge that the Prestige Guarantors shall execute and deliver this Agreement on (but not before) the Closing Date.

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated March 19, 2004 (as amended or supplemented at the date thereof, the "PRELIMINARY MEMORANDUM"), and a final offering memorandum, dated March 30, 2004 (as amended or supplemented at the Execution Time, the "FINAL MEMORANDUM"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

          1. REPRESENTATIONS AND WARRANTIES. The Company and the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as set forth below in this Section 1.

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          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

          (b) None of the Company, the Guarantors, any of its or their Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

          (c) None of the Company, the Guarantors, any of its or their Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

          (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (e) No registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

          (f) Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will be, an "investment company" as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

          (g) Neither the Company nor any of the Guarantors has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

          (h) Neither the Company nor any Guarantor has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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          (i) Each of the Company, the Guarantors and each of their subsidiaries
(1) has been duly incorporated and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, limited liability company or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and (2) is duly qualified to do business as a foreign corporation, limited liability company or partnership and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified (i) would not reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "MATERIAL ADVERSE EFFECT").

          (j) Schedule III-A hereto sets forth all of the Company's direct and indirect parent companies and each of the Parent's direct and indirect domestic subsidiaries as of the date hereof. Schedule III-B hereto sets forth all of the Company's direct and indirect parent companies and each of the Parent's direct and indirect domestic subsidiaries as of the Closing Date.

          (k) The authorized equity capitalization of Prestige International Holdings, LLC, the direct parent company of the Parent, after the effectiveness of the Acquisition is as set forth in the Final Memorandum.

          (l) All the outstanding shares of capital stock or limited liability company interests of each of the Company, the Guarantors and each of their respective subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock or limited liability company interests of the subsidiaries are owned by the Parent either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

          (m) The statements in the Final Memorandum under the headings "Risk Factors--Regulatory matters governing our industry could have a significant negative effect on our business," "Business--Regulatory", "Business--Intellectual Property", "Business--Legal Proceedings," "Certain Relationships and Related Transactions," "Description of Notes," "Exchange Offer; Registration Rights" and "Certain Federal Income Tax Consequences" fairly summarize in all material respects the matters therein described.

          (n) This Agreement has been duly authorized, executed and delivered by the Company, the Parent, Holdings and each of the Medtech Guarantors. On the Closing Date, this Agreement will have been duly authorized, executed and delivered by each of the Prestige Guarantors.

          (o) The Indenture has been duly and validly authorized by the Company, the Parent, Holdings and each of the Medtech Guarantors and, on the Closing Date will have been duly and validly authorized by each of the Prestige Guarantors, and assuming due authorization,

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execution and delivery thereof by the Trustee, when executed and delivered by the Company and each of the Guarantors, will constitute a legal, valid, binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission applicable to an indenture qualified thereunder.

          (p) The Securities have been duly and validly authorized by the Company, the Parent, Holdings and each of the Medtech Guarantors, and, on the Closing Date will have been duly and validly authorized by each of the Prestige Guarantors, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and each of the Guarantors and will constitute the legal, valid and binding obligations of the Company and each of the Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (q) The Registration Rights Agreement has been duly and validly authorized by the Company, the Parent, Holdings and each of the Medtech Guarantors and, on the Closing Date will have been duly and validly authorized by each of the Prestige Guarantors, and, when executed and delivered by the Company and each of the Guarantors, and assuming due authorization, execution and delivery thereof by the Initial Purchasers, will constitute the legal, valid, binding and enforceable instrument of the Company and each of the Guarantors (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (r) The Exchange Securities have been duly and validly authorized by the Company, the Parent, Holdings and each of the Medtech Guarantors, and, on the Closing Date will have been duly and validly authorized by each of the Prestige Guarantors, and, if and when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the registered exchange offer contemplated by the Registration Rights Agreement, will have been duly executed and delivered by the Company and each of the Guarantors and will constitute the legal, valid and binding obligations of the Company and each of the Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (s) The Company and each of the Guarantors has all requisite corporate, limited liability company or partnership power and authority, and has taken all requisite corporate, limited liability company or partnership action necessary to enter into and perform its obligations under this Agreement, the Indenture, the Securities, the Exchange Securities, the Registration

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Rights Agreement, the Credit Documents (as defined below) and the Acquisition
Documents (as defined below), to the extent it is a party thereto.

          (t) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture or the Registration Rights Agreement, except such as will be obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement and, in the case of the Acquisition Agreement, the filing of the Certificate of Merger in connection with the Acquisition with the Secretary of State of the State of Virginia (which filing shall have been made on or prior to the Closing Date).

          (u) The Company and each of the Guarantors have all requisite corporate, limited liability company or partnership power and authority to enter into (A) the Senior Credit Facilities and (B) any and all other agreements and instruments ancillary to or entered into in connection with the transaction contemplated by the Senior Credit Facilities (collectively with the Senior Credit Facilities, the "CREDIT DOCUMENTS").

          (v) Each of the Senior Credit Facilities and the other Credit Documents have been duly and validly authorized by the Company, the Parent, Holdings and each of the Medtech Guarantors, and, on the Closing Date will have been duly and validly authorized by each of the Prestige Guarantors, and when executed and delivered by the Company and each of the Guarantors (assuming due authorization, execution and delivery by the other parties thereto) will constitute a legal, valid and binding agreement of each of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, preference and other laws affecting creditors' rights generally from time to time in effect, and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity). All representations and warranties made by the Company and each of the Guarantors in the Senior Credit Facilities and the other Credit Documents are true and correct in all material respects as of the date hereof.

          (w) Each of the Company, the Parent and the Medtech Guarantors, to the extent they are a party thereto, and, to the Company's knowledge, Bonita Bay and each of the Prestige Guarantors to the extent they are a party thereto, have all requisite corporate power and authority to enter into (A) the Acquisition Agreement and (B) any and all other agreements and instruments ancillary to or entered into in connection with the transaction contemplated by the Acquisition Agreement (collectively with the Acquisition Agreement, the "ACQUISITION DOCUMENTS").

          (x) Each of the Acquisition Agreement and the other Acquisition Documents has been duly and validly authorized, executed and delivered by the Company, the Parent, Holdings and each of the Medtech Guarantors, to the extent they are a party thereto, and (assuming due authorization, execution and delivery by the other parties thereto) constitutes a legal, valid and binding agreement of each of the Company, the Parent, Holdings and each of the Medtech Guarantors, to the extent they are a party thereto, enforceable against the Company, the Parent

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and each of the Medtech Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, preference and other laws affecting creditors' rights generally from time to time in effect, and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity). All representations and warranties made by the Company, the Parent, Holdings and each of the Medtech Guarantors, to the extent they are a party thereto, and, to the Company's knowledge, Bonita Bay and the Prestige Guarantors (to the extent they are a party thereto), in the Acquisition Agreement and the other Acquisition Documents are true and correct in all material respects as of the date hereof.

          (y) Neither the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the Senior Credit Facilities, the other Credit Documents, the Acquisition Agreement, the other Acquisition Documents, the issue and sale of the Securities and the Exchange Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the performance by the Company or any Guarantor of its obligations hereunder or thereunder will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to, (i) the charter, by-laws or other organizational documents of the Company, the Guarantors or any of their respective subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or bound or to which their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of its or their properties; except in the case of clauses
(ii) and (iii) above, for such conflicts, breaches, violations or impositions that would not reasonably be expected to have a Material Adverse Effect.

          (z) The combined historical financial statements and schedules of Medtech Holdings, Inc. ("MEDTECH") and The Denorex Company ("DENOREX") included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

          (aa) To the knowledge of the Company, the historical financial statements of Bonita Bay and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of Bonita Bay and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

          (bb) To the knowledge of the Company, the historical financial statements of The Spic and Span Company and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of The Spic and Span Company and its consolidated subsidiaries as of the dates and for the

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periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

          (cc) The summary financial data set forth under the captions "Summary--Summary Unaudited Pro Forma Financial Data," "Summary--Summary Historical Combined Financial Data of Medtech and Denorex," "Summary--Summary Historical Financial Data of Prestige" and "Summary--Summary Historical Financial Data of Spic and Span," in the Final Memorandum fairly present in all material respects, on the basis stated in the Final Memorandum, the information included therein.

          (dd) The selected financial data set forth under the caption "Selected Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein; the pro forma financial statements included in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein; the related pro forma adjustments give appropriate effect to those assumptions; and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Final Memorandum.

          (ee) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries or properties is pending or, to the best knowledge of the Company, threatened that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (ff) Each of the Company, the Guarantors and their respective subsidiaries owns or leases all such properties as are necessary to the conduct of their respective operations as presently conducted.

          (gg) Neither of the Company, the Guarantors nor any of their respective subsidiaries is in violation or default of (i) any provision of its charter, bylaws or other organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Guarantors or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantors or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) where such violation or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (hh) PricewaterhouseCoopers LLP, who have certified certain financial statements of (1) Medtech and Denorex and (2) The Spic and Span Company and delivered their reports with respect to the audited consolidated financial statements and schedules included in

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the Final Memorandum, are independent public accountants with respect to each of such companies within the meaning of the Act.

          (ii) Ernst & Young LLP, who have certified certain financial statements of Bonita Bay Holdings, Inc. and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Memorandum, are independent public accountants with respect to such company within the meaning of the Act.

          (jj) Deloitte & Touche LLP, who have certified certain financial statements of the Murine and Clear Eyes Products Lines of the Ross Products Division of Abbott Laboratories. and its consolidated subsidiaries (the "CLEAR EYES MURINE FINANCIALS") and delivered their report with respect to the audited combined statements and supplemental combining schedules included in the Final Memorandum, are independent public accountants with respect to such entities within the meaning of the Act.

          (kk) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the Indenture by the Company and the Guarantors or the issuance or sale by the Company or the Guarantors of the Securities or the Exchange Securities.

          (ll) The Company, the Guarantors and each of their subsidiaries has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (mm) No labor problem or dispute with the employees of the Company , the Guarantors or any of their subsidiaries exists or to the best of the Company's knowledge, is threatened, except as would not reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (nn) The Company, the Guarantors and each of their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

          (oo) No subsidiary of the Parent is currently prohibited, directly or indirectly, from paying any dividends to the Parent or the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Parent or the Company any loans or advances to such subsidiary from the Parent or the Company or from transferring any of such subsidiary's property or assets to the Parent or the Company or any other subsidiary of the

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Parent, except as described in or contemplated in the Final Memorandum
(exclusive of any amendment or supplement thereto).

          (pp) The Company, the Guarantors and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, and neither the Company, the Guarantors nor any of their respective subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (qq) The Company, the Guarantors and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (rr) The subsidiaries listed on Annex A attached hereto are the only "significant subsidiaries" of the Parent (as defined in Rule l-02 of Regulation S-X under the Act), based upon historical financial information as of December 31, 2003.

          (ss) The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the "FSMA"). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

          (tt) The Parent and its subsidiaries own, possess, license or otherwise have the right to use, all material patents, trademarks, service marks, trade names, copyrights, Internet domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Parent's business as now conducted (collectively, the "INTELLECTUAL PROPERTY"). Except as set forth in the Final Memorandum, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Parent or one of its subsidiaries owns, or has the right to use, all the Intellectual Property free and clear in all material respects of all adverse claims, liens or other encumbrances; (b) to the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by any third party challenging the Parent's or its subsidiaries' rights in or to any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable

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basis for any such claim; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Parent or any subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other intellectual property rights of any third party, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

          Any certificate signed by any officer of the Company or any of the Guarantors and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and such Guarantor, as to matters covered thereby, to each Initial Purchaser.

          2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and each of the Guarantors agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company and each of the Guarantors, at a purchase price of 97.5% of the principal amount thereof, plus accrued interest, if any, from April 5, 2004 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

          3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on April 5, 2004, or at such time on such later date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "CLOSING DATE"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. The Securities shall be delivered in such names, forms and amounts as the Representatives shall specify and delivery shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          4. OFFERING BY INITIAL PURCHASERS. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that:

          (i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

          (A) to those it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Act) or

          (B)    in accordance with Rule 903 of Regulation S;

          (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

          (iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

          (iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

          (v) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company;

          (vi) it and they have complied and will comply with the offering restrictions requirement of Regulation S;

          (vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S."

          (viii) it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (ix) it has complied and will comply with all applicable provisions of the FSMA) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

          (x) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company;

          (xi) it is an "accredited investor" (as defined in 501(a) of Regulation D).

          5. AGREEMENTS. The Company and each Guarantor, as applicable, agrees with each Initial Purchaser that:

          (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

          (b) Prior to the completion of the sale of all of the Securities by the Initial Purchasers, the Company and the Guarantors will not amend or supplement the Final Memorandum without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

          (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

          (d) Prior to the completion of the sale of all of the Securities by the Initial Purchasers, the Company will cooperate with the Initial Purchasers and their counsel, if necessary, to arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. Prior to the completion of the sale of all of the Securities by the Initial Purchasers, the Company will promptly advise the Representatives of the receipt by the

Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Company and the Guarantors will not, and will not permit any of its or their respective Affiliates to, resell any Securities that have been acquired by any of them.

          (f) None of the Company, the Guarantors or any of their respective subsidiaries, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (g) Neither the Company, nor any of the Guarantors, nor any person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company and the Guarantors will, unless it becomes subject to and complies with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) None of the Company, the Guarantors or any of their respective Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (j) The Company will cooperate with the Representatives and use its best efforts to permit the Securities and the Exchange Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (k) The Company will not for a period of 90 days following the Execution Time, without the prior written consent of Citigroup, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities or the Exchange Securities).

          (l) Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate sale or resale of the Securities.

          (m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the Exchange Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities;
(iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities and the Exchange Securities;
(vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood that, subject to the provisions of this paragraph
(m) and Section 7, the Initial Purchasers shall pay all of their own costs and expenses, including without limitation, the fees and expenses of its counsel, costs and expenses incurred by the Initial Purchasers in connection with presentations to prospective purchasers of the Securities, due diligence costs and any stamp or transfer taxes in connection with the resale of the Securities.

          (n) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives so long as they hold Securities
(i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

          (o) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

          (p) The Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchases of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

          6. CONDITIONS TO THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company, the Parent and the Medtech Guarantors contained herein at the Execution Time and as of the Company and the Guarantors as of the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions:

          (a) The Company shall have requested and caused Kirkland & Ellis LLP, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit A.

          (b) The Company shall have requested and caused Kelley Drye & Warren, Virginia counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit B.

          (c) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company and each Guarantor shall have furnished to the Representatives a certificate of the Company and each Guarantor, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company and each Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

          (i) the representations and warranties of the Company and each Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and each Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

          (ii) since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants with regard to Medtech and Denorex and The Spic and Span Company within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating, as of the Execution Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Memorandum, as of a date not more than five days prior to the Execution Time), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Representatives. References to the Final Memorandum in this Section 6(e) include any amendment or supplement thereto at the date of the applicable letter.

          (f) At the Execution Time and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants with regard to Bonita Bay Holdings, Inc. and its subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating, as of the Execution Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Memorandum, as of a date not more than five days prior to the Execution Time), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Representatives. References to the Final Memorandum in this Section 6(f) include any amendment or supplement thereto at the date of the applicable letter.

          (g) At the Execution Time, the Company shall have requested and caused Deloitte & Touche LLP, to furnish to the Initial Purchasers letters in form and substance reasonably satisfactory to the Initial Purchasers consenting to the inclusion in the Offering Memorandum of the Clear Eyes Murine Financials, and consenting to the inclusion in the Offering Memorandum of their report with respect to such financial statements.

          (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (e) and (f) of this
Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Parent and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (i) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

          (j) Each of the Company and the Guarantors shall have entered into the Registration Rights Agreement. The Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (k) Each of the Company and the Guarantors shall have entered into the Senior Credit Facilities and any Credit Documents to which it is a party thereto. The Initial Purchasers shall have received counterparts, conformed as executed, thereof. There shall not exist at and as of the Closing Date any conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Senior Credit Facilities.

          (l) Each condition to the closing of the Acquisition contemplated by the Acquisition Agreement shall have been satisfied or, with the written consent of the Representatives, which consent shall not be unreasonably withheld, waived. On the Closing Date, the Acquisition shall have been consummated on terms that conform in all material respects to the description thereof in the Final Memorandum and the Representatives shall have received evidence reasonably satisfactory to them of the consummation thereof.

          (m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (n) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at c/o Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, on the Closing Date.

          7. REIMBURSEMENT OF EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in

Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or any of the Guarantors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have; PROVIDED, FURTHER, that with respect to any untrue statement or omission of material fact made in any Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Initial Purchaser occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Final Memorandum to the Representatives, (x) delivery of the Final Memorandum was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Memorandum.

          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, each of their directors, each of their officers, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company and the Guarantors by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company and the Guarantors acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading "Plan of Distribution", (A) the 4th and 5th sentences of the 9th paragraph and (B) the 8th and 9th sentences of the 10th paragraph in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure would materially prejudice the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel to the extent necessary), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Initial Purchasers and controlling persons, which firm shall be designated in writing by Citigroup. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder

(whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively "LOSSES") to which the Company or any Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or a Guarantor, on the one hand, or the Initial Purchasers, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or a Guarantor within the meaning of either the Act or the Exchange Act and each officer and director of the Company and any Guarantor shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. DEFAULT BY AN INITIAL PURCHASER. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company, the Guarantors or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (914) 524-6802 and confirmed to it at 90 North Broadway, Irvington, New York 10533, attention of the Legal Department.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in

Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

          15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

          17. DEFINITIONS. The terms that follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          "Citigroup" shall mean Citigroup Global Markets Inc.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commission" shall mean the Securities and Exchange Commission.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "PORTAL" shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

          "Regulation D" shall mean Regulation D under the Act, as amended from time to time.

          "Regulation S" shall mean Regulation S under the Act, as amended from time to time.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantors and the several Initial Purchasers.

                                        Very truly yours,

                                        PRESTIGE BRANDS, INC.

                                        By:   /S/ PETER J. ANDERSON
                                           ------------------------------
                                        Name: Peter J. Anderson
                                        Title: Vice President


                                        PRESTIGE BRANDS INTERNATIONAL, LLC
                                        PRESTIGE PRODUCTS HOLDINGS, INC.
                                        PRESTIGE HOUSEHOLD HOLDINGS, INC.
                                        PRESTIGE HOUSEHOLD BRANDS, INC.
                                        THE COMET PRODUCTS CORPORATION
                                        THE SPIC AND SPAN COMPANY
                                        PRESTIGE ACQUISITION HOLDINGS LLC
                                        MEDTECH HOLDINGS, INC.
                                        MEDTECH PRODUCTS, INC.
                                        PECOS PHARMACEUTICAL, INC.
                                        THE CUTEX COMPANY
                                        PRESTIGE PERSONAL CARE HOLDINGS, INC.
                                        PRESTIGE PERSONAL CARE, INC.
                                        THE DENOREX COMPANY

                                            By:   /S/ PETER J. ANDERSON
                                               -----------------------------
                                            Name: Peter J. Anderson
                                            Title: Vice President

                                        BONITA BAY HOLDINGS, INC.
                                        PRESTIGE BRANDS HOLDINGS, INC.
                                        PRESTIGE BRANDS INTERNATIONAL, INC.
                                        PRESTIGE BRANDS FINANCIAL CORPORATION

                                            By:   /S/ PETER J. ANDERSON
                                               -----------------------------
                                            Name: Peter J. Anderson
                                            Title: Vice President


                    SIGNATURE PAGE TO THE PURCHASE AGREEMENT

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER &
      SMITH INCORPORATED

By: CITIGROUP GLOBAL MARKETS INC.


By:    /S/ JOHN MCAULEY
   -------------------------------
   Name: John McAuley
   Title: Vice President

For itself and the other several Initial
Purchasers named in Schedule I to
the foregoing Agreement.

                                   SCHEDULE I

                                                                                Principal Amount of
                                                                                     Securities
       Initial Purchasers                                                          to be Purchased
       ------------------                                                       -------------------
Citigroup Global Markets Inc...........................................             $  84,000,000

Banc of America Securities LLC.........................................             $  84,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated.....................             $  42,000,000

                                                                                -------------------

       Total...........................................................             $ 210,000,000

                                  SCHEDULE II-A

                               PRESTIGE GUARANTORS

Prestige Brands International, Inc.
Prestige Brands Holdings, Inc.
Bonita Bay Holdings, Inc.
Prestige Brands Financial Corporation

                                     II-A-1

                                  SCHEDULE II-B

                               MEDTECH GUARANTORS

Prestige Household Holdings, Inc.
Prestige Personal Care Holdings, Inc.
Prestige Household Brands, Inc.
Prestige Personal Care, Inc.
The Denorex Company
The Comet Products Corporation
The Spic and Span Company
Prestige Acquisition Holdings LLC
Medtech Holdings Inc.
Medtech Products Inc.
Pecos Pharmaceutical, Inc.
The Cutex Company

                                 SCHEDULE III-A

Prestige International Holdings LLC
Prestige Household Holdings, Inc.
Prestige Products Holdings, Inc.
Prestige Personal Care Holdings, Inc.
Prestige Household Brands, Inc.
Prestige Personal Care, Inc.
The Denorex Company
The Comet Products Corporation
The Spic and Span Company
Prestige Acquisition Holdings LLC
Medtech Holdings Inc.
Medtech Products Inc.
Pecos Pharmaceutical, Inc.
The Cutex Company

                                     III-A-1

                                 SCHEDULE III-B

Prestige International Holdings LLC
Prestige Household Holdings, Inc.
Prestige Products Holdings, Inc.
Prestige Personal Care Holdings, Inc.
Prestige Household Brands, Inc.
Prestige Personal Care, Inc.
The Denorex Company
The Comet Products Corporation
The Spic and Span Company
Prestige Acquisition Holdings LLC
Medtech Holdings Inc.
Medtech Products Inc.
Pecos Pharmaceutical, Inc.
The Cutex Company
Prestige Brands International, Inc.
Prestige Brands Holdings, Inc.
Bonita Bay Holdings, Inc.
Prestige Brands Financial Corporation
Prestige Brands (UK) Limited
Prestige Brands International (Canada) Corp.

                                     II-B-1

                                                                       EXHIBIT A

                       FORM OF KIRKLAND AND ELLIS OPINION

                                                                       EXHIBIT B

                      FORM OF KELLEY, DRYE & WARREN OPINION

                                                                         ANNEX A

                            SIGNIFICANT SUBSIDIARIES

Prestige Household Holdings, Inc.
Prestige Products Holdings, Inc.
Prestige Personal Care Holdings, Inc.
Prestige Household Brands, Inc.
Prestige Personal Care, Inc.
The Comet Products Corporation
Prestige Acquisition Holdings LLC
Medtech Holdings Inc.
Medtech Products Inc.
Pecos Pharmaceutical, Inc.
The Cutex Company
Prestige Brands International, Inc.
Prestige Brands Holdings, Inc.
Bonita Bay Holdings, Inc.
Prestige Brands Financial Corporation
Prestige Brands International (Canada) Corp.